UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  (Date of earliest event reported) April 19, 2013

PRECISION PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53199	71-1029846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

624 W. Independence Suite101, Shawnee, Oklahoma  74804
(Address of principal executive offices) (Zip Code)

(405) 273-9799
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Directors; Election of Directors; Appointment of Certain Officers

On April 16, 2013, the Board Precision Petroleum Corporation (the “Company”), appointed Mr. Jim Graham as a member of the Board of Directors and the Company’s President and Treasurer.

On the same date, Mr. Richard F. Porterfield resigned as a member of the Board and as President and Treasurer.

Mr. Graham, age 57, has been working in the oil and gas industry for over 30 years. From 2010 to 2012, Mr. Graham was founder and President of Wyoming based Wind River Oil & Gas, LLC, which managed various natural resource projects for the Northern Arapaho and The Eastern Shoshone Tribes. From 1999 to 2009 Mr. Graham worked as a consultant to blue chip exploration and production companies.  During that time he also invested in and developed various oil and natural gas fields and technologies. From 1982 until he sold the business in 1999, Mr. Graham served as founder and President of Jim Graham, Inc. which drilled and serviced wells throughout California and the Pacific Northwest.

The Company has not entered into any transaction with Mr. Graham that would be regarded as related party transactions. Mr. Graham is not a director of any other publicly registered company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION PETROLEUM CORPORATION

Date: April 19, 2013	By:	/s/ JIM GRAHAM
Name: Jim Graham
Title: President